BRAZE REPORTS FISCAL THIRD QUARTER 2026 RESULTS

Company delivered 25.5% revenue growth and strong operating leverage

Total customer count grew 14% and large customers by 29%

Trailing Twelve Month Dollar Based Net Retention stabilized at 108%

NEW YORK -- (BUSINESSWIRE) -- December 9, 2025 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended October 31, 2025.

“This was another standout quarter for Braze, with 25.5% revenue growth and strong profitability, proving the strength of our model,” said Bill Magnuson, Cofounder and CEO of Braze. “We introduced a wave of innovation across BrazeAI™, including BrazeAI Operator™, BrazeAI Agent Console™ and BrazeAI Decisioning Studio™, fundamentally rewriting the rules of customer engagement. The new BrazeAI™ is a force multiplier for both marketers and consumers, delivering smarter, more adaptive, and increasingly autonomous capabilities. Marketers now have the flexibility to orchestrate personalized, high-impact experiences through composable intelligence, and as consumers we are surprised and delighted with experiences that feel thoughtful, connected and tailored just for us.”

Fiscal Third Quarter 2026 Financial Highlights

•Revenue was $190.8 million compared to $152.1 million in the third quarter of the fiscal year ended January 31, 2025, up 25.5% year-over-year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $181.6 million compared to $146.3 million in the third quarter of the fiscal year ended January 31, 2025, and professional services and other revenue was $9.2 million compared to $5.8 million in the third quarter of the fiscal year ended January 31, 2025.
•Remaining performance obligations as of October 31, 2025 was $891.4 million, of which $572.7 million is current, which the company defines as less than one year.
•GAAP gross margin was 67.2% compared to 69.8% in the third quarter of the fiscal year ended January 31, 2025.
•Non-GAAP gross margin was 69.1% compared to 70.5% in the third quarter of the fiscal year ended January 31, 2025.
•Dollar-based net retention for all customers for the trailing 12 months ended October 31, 2025 and October 31, 2024 was 108% and 113%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 110% compared to 116% in the third quarter of the fiscal year ended January 31, 2025.
•Total customers increased to 2,528 as of October 31, 2025 from 2,211 as of October 31, 2024; 303 of the company’s customers had ARR of $500,000 or more as of October 31, 2025, compared to 234 customers as of October 31, 2024.
•GAAP operating loss was $37.5 million compared to an operating loss of $32.6 million in the third quarter of the fiscal year ended January 31, 2025. A primary contributor to the operating loss in the quarter included $37.6 million of stock-based compensation expense.

•Non-GAAP operating income was $5.1 million compared to a non-GAAP operating loss of $2.2 million in the third quarter of the fiscal year ended January 31, 2025.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.33 based on 107.6 million weighted average shares outstanding in the third quarter of fiscal year ended January 31, 2026, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.27, based on 102.1 million weighted average shares outstanding in the third quarter of the fiscal year ended January 31, 2025.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.06 based on 110.0 million weighted average shares outstanding in the third quarter of fiscal year ended January 31, 2026, compared to non-GAAP net income per share attributable to Braze common stockholders, diluted, of $0.02 based on 106.8 million weighted average shares outstanding in the third quarter of the fiscal year ended January 31, 2025.
•Net cash provided by operating activities was $21.0 million compared to net cash used in operating activities of $11.4 million in the third quarter of the fiscal year end January 31, 2025.
•Free cash flow was $17.8 million compared to $(14.2) million in the third quarter of the fiscal year end January 31, 2025.
•Total cash and cash equivalents, restricted cash, and marketable securities was $387.3 million as of October 31, 2025 compared to $514.0 million as of January 31, 2025.

Business Highlights

•Notable new business wins and upsells in the quarter included CJ Olive Young, Eventbrite, GOAT, Grubhub - Seamless, Linktree, Mindbody, Nuts.com, OnePay, one of the fastest-growing consumer fintechs in the country, Rafeeq, RSG Group GmbH, and Vivid Seats.
•Hosted thousands of attendees, including nearly 900 customers and prospects, and over 275 partners at its annual customer conference, Forge 2025, in Las Vegas.
•Delivered a record-breaking 102.5 billion messages over the seven day Cyber Week period; delivered nearly 60 billion messages over the Black Friday to Cyber Monday weekend, with 100% uptime.

Innovations

•Unveiled BrazeAI Operator™, which provides a simple, unified experience for accessing AI to build masterful campaigns, uncover data insights, answer questions, and simplify execution.
•Announced BrazeAI Agent Console™, which allows brands to create custom agents that bring the power of generative and agentic AI directly into Braze Canvas and Catalogs.
•Introduced new innovation in BrazeAI Decisioning Studio™, designed to help marketers continuously optimize campaigns against customized business KPIs with autonomous agents that test, learn, and adapt in real-time.
•Released a new, first-of-its-kind integration with ChatGPT custom apps, allowing marketers to enrich user profiles with valuable first-party data on customer behavior and preferences from within their ChatGPT apps to power personalized 1:1 messaging.
•First to market with new Braze Web SDK support for OpenAI's ChatGPT Atlas browser, enabling visionary brands to understand customer signals and deliver personalized 1:1 engagement in this new medium for AI-native browsing.

Partnerships

•Launched BrazeAI Decisioning StudioTM on Google Cloud Marketplace, providing customers with an easier way to procure and deploy Decisioning Studio where they already manage their infrastructure.
•Opened applications for the Braze Tech for an Equitable Future grant program, which offers 10 companies with underrepresented founders 12 months free access to Braze technology and supporting resources; this year's offering includes online learning platform Coursera.

Industry Recognitions

•Named a Leader in the Gartner® Magic Quadrant for Multichannel Marketing Hubs for the third consecutive year.
•In November, Braze was recognized as a Strong Performer in The Forrester Wave™: Real-Time Interaction Management Software, Q4 2025.
•In December, at AWS re:Invent, Braze was recognized by AWS for helping customers drive innovation as an Industry Partner of the Year - Travel and Hospitality - Technology winner.

Financial Outlook

Braze is initiating guidance for the fiscal fourth quarter ending January 31, 2026 and updating guidance for the fiscal year ending January 31, 2026.

Metric (in millions, except per share amounts)	FY 2026 Q4 Guidance	FY 2026 Guidance
Revenue	$197.5 - 198.5	$730.5 - 731.5
Non-GAAP operating income	$12.0 - 13.0	$26.0 - 27.0
Non-GAAP net income	$15.0 - 16.0	$46.0 - 47.0
Non-GAAP net income per share, diluted	$0.13 - 0.14	$0.42 - 0.43
Weighted average common shares used in computing non-GAAP net income per share, diluted	~113.0	~110.0

Braze has not reconciled its guidance as to non-GAAP operating income, non-GAAP net income or non-GAAP net income per share, diluted, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Third Quarter Fiscal Year 2026 Financial Results Conference Call
When: Tuesday, December 9th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income

(loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, and amortization of intangible assets. Braze defines non-GAAP free cash flow as net cash provided by/(used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the fourth quarter of and the full fiscal year ended January 31, 2026, the anticipated performance of and customer value from it’s products and features, including its BrazeAITM products and features, and its future business strategies and plans. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) the extent to which Braze achieves anticipated financial targets; (2) Braze’s ability to realize its broader strategic and operating objectives; (3) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (4) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (5) Braze’s history of operating losses; (6) Braze’s limited operating history at its current scale; (7) Braze’s ability to successfully manage its growth; (8) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (9) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (10) Braze’s ability to attract new customers and renew existing customers; (11) the competitive markets in which Braze participates and the intense competition that it faces; (12) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (13) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2025 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

Third Party Reports

Gartner®, Magic Quadrant™ for Multichannel Marketing Hubs, Audrey Brosnan et al., 22
September 2025

GARTNER and MAGIC QUADRANT are trademarks of Gartner, Inc. and its affiliates. Gartner does not endorse any company, vendor, product or service depicted in its publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner publications consist of the opinions of Gartner’s business and technology insights organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this publication, including any warranties of merchantability or fitness for a particular purpose.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Earnings Press Release), and the opinions expressed in the Gartner Content are subject to change without notice.

Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at https://www.forrester.com/about-us/objectivity/

Message Data

Message data included in this press release is approximate and is based on various assumptions. This data is tracked with internal systems and tools that are not independently verified by any third party, and is accordingly subject to adjustment. The methodology underlying the data included in this press release may vary from prior years and prior year results may not be directly comparable to current results.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze helps brands deliver great customer experiences that drive value both for consumers and for their businesses. Built on a foundation of composable intelligence, BrazeAI™ allows marketers to combine and activate AI agents, models, and features at every touchpoint throughout the Braze Customer Engagement Platform for smarter, faster, and more meaningful customer engagement. From cross-channel messaging and journey orchestration to Al-powered decisioning and optimization, Braze enables companies to turn action into interaction through autonomous, 1:1 personalized experiences. The company has repeatedly been recognized as a Leader in marketing technology by industry analysts, and was voted a G2 “Best of Marketing and Digital Advertising Software Product” in 2025. Braze was also named a 2025 Best Companies To Work For by U.S. News & World Report, a 2025 America’s Greatest Companies by Newsweek, and a 2025 Fortune Best Workplace in Technology™ by Great Place To Work®. The company is headquartered in New York with 15 offices across the Americas, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

Revenue	$190,842	$152,052	$533,012	$433,010
Cost of revenue (1)(2)(5)	62,631	45,910	171,709	133,878
Gross profit	128,211	106,142	361,303	299,132

Operating expenses:
Sales and marketing (1)(2)(5)	88,596	74,658	245,322	213,054
Research and development (1)(2)	44,067	32,855	122,114	100,369
General and administrative (1)(2)(3)(4)(5)(6)	33,093	31,199	110,387	86,309
Total operating expenses	165,756	138,712	477,823	399,732
Loss from operations	(37,545)	(32,570)	(116,520)	(100,600)
Other income, net	3,405	5,294	13,040	15,968
Loss before provision for income taxes	(34,140)	(27,276)	(103,480)	(84,632)
Provision for (benefit from) income taxes	1,660	851	(4,276)	2,351
Net loss	(35,800)	(28,127)	(99,204)	(86,983)
Net income (loss) attributable to redeemable non-controlling interest	198	(216)	479	(432)
Net loss attributable to Braze, Inc.	$(35,998)	$(27,911)	$(99,683)	$(86,551)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.33)	$(0.27)	$(0.93)	$(0.85)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	107,627	102,146	107,035	101,714

(1) Includes stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cost of revenue	$1,278	$1,003	$3,703	$3,045
Sales and marketing	10,907	9,608	33,056	28,945
Research and development	15,828	10,343	41,255	32,623
General and administrative	9,609	7,364	29,556	21,805
Total stock-based compensation expense	$37,622	$28,318	$107,570	$86,418

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cost of revenue	$58	$42	$173	$156
Sales and marketing	427	247	1,138	1,070
Research and development	182	220	1,344	1,400
General and administrative	89	127	637	567
Total employer taxes related to stock-based compensation expense	$756	$636	$3,292	$3,193

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
General and administrative	$672	$1,417	$2,532	$2,764
(4) Includes acquisition related expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
General and administrative	$459	$—	$11,882	$—
(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Cost of revenue	$2,363	$—	$3,938	$—
Sales and marketing	675	—	1,000	—
General and administrative	77	101	264	459
Total amortization of intangible assets	$3,115	$101	$5,202	$459
(6) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
General and administrative	$—	$(86)	$—	$(223)

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	October 31, 2025	January 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,815	$83,062
Restricted cash, current	566	—
Accounts receivable, net of allowance of $1,909 and $2,563 at October 31, 2025 and January 31, 2025, respectively	90,196	95,234
Marketable securities	285,451	430,457
Prepaid expenses and other current assets	28,012	35,273
Total current assets	502,040	644,026
Restricted cash, noncurrent	3,430	530
Property and equipment, net	41,050	38,550
Operating lease right-of-use assets	72,987	76,147
Deferred contract costs	86,048	76,766
Goodwill	266,981	28,448
Intangible assets, net	64,527	3,130
Other assets	4,222	3,401
TOTAL ASSETS	$1,041,285	$870,998
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,577	$2,150
Accrued expenses and other current liabilities	74,440	64,189
Deferred revenue	271,397	239,976
Operating lease liabilities, current	19,953	18,162
Total current liabilities	369,367	324,477
Operating lease liabilities, noncurrent	63,993	69,278
Other long-term liabilities	5,526	2,494
TOTAL LIABILITIES	438,886	396,249
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	367	(112)
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of October 31, 2025 and January 31, 2025, respectively; 101,517,411 and 87,934,059 shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively	10	8
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of October 31, 2025 and January 31, 2025, respectively; 9,948,130 and 16,017,314 shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively	1	2
Additional paid-in capital	1,288,270	1,062,613
Accumulated other comprehensive loss	270	(926)
Accumulated deficit	(686,519)	(586,836)
TOTAL STOCKHOLDERS’ EQUITY	602,032	474,861
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$1,041,285	$870,998

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended October 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(99,204)	$(86,983)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	106,026	87,184
Amortization of deferred contract costs	29,932	26,004
Depreciation and amortization	13,359	7,368
Provision for credit losses	648	2,157
Value of common stock donated to charity	2,532	2,764
(Accretion) amortization of (discount) premium on marketable securities	(822)	(1,605)
Non-cash foreign exchange loss	(189)	(802)
Fair value adjustments to contingent consideration	—	(223)
Fixed asset write offs	38	436
Other	—	1
Changes in operating assets and liabilities:
Accounts receivable	9,499	(227)
Prepaid expenses and other current assets	7,963	(1,365)
Deferred contract costs	(39,215)	(34,764)
ROU assets and liabilities	(634)	2,123
Other assets	(8,867)	(506)
Accounts payable	1,355	(3,326)
Accrued expenses and other current liabilities	5,933	2,105
Deferred revenue	23,963	19,517
Other long-term liabilities	(254)	(261)
Net cash provided by operating activities	52,063	19,597
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash acquired	(181,889)	—
Purchases of property and equipment	(4,768)	(12,147)
Capitalized internal-use software costs	(3,111)	(3,023)
Purchases of marketable securities	(111,919)	(179,545)
Maturities of marketable securities	137,499	159,086
Return of principal on marketable securities	120,744	—
Net cash used in investing activities	(43,444)	(35,629)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	4,283	3,682
Proceeds from stock associated with employee stock purchase plan	4,882	4,752
Payments of deferred purchase consideration	—	(2,916)
Net cash provided by financing activities	9,165	5,518
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	435	225
Net change in cash, cash equivalents, and restricted cash	18,219	(10,289)
Cash, cash equivalents, and restricted cash, beginning of period	83,592	72,131
Cash, cash equivalents, and restricted cash, end of period	$101,811	$61,842

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

Gross profit	$128,211	$106,142	$361,303	$299,132
Plus:
Stock-based compensation expense	1,278	1,003	3,703	3,045
Employer taxes related to stock-based compensation expense	58	42	173	156
Amortization of intangibles expense	2,363	—	3,938	—
Non-GAAP gross profit	$131,910	$107,187	$369,117	$302,333
GAAP gross margin	67.2%	69.8%	67.8%	69.1%
Non-GAAP gross margin	69.1%	70.5%	69.3%	69.8%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

GAAP sales and marketing expense	$88,596	$74,658	$245,322	$213,054
Less:
Stock-based compensation expense	10,907	9,608	33,056	28,945
Employer taxes related to stock-based compensation expense	427	247	1,138	1,070
Amortization of intangibles expense	675	—	1,000	—
Non-GAAP sales and marketing expense	$76,587	$64,803	$210,128	$183,039

GAAP research and development expense	$44,067	$32,855	$122,114	$100,369
Less:
Stock-based compensation expense	15,828	10,343	41,255	32,623
Employer taxes related to stock-based compensation expense	182	220	1,344	1,400
Non-GAAP research and development expense	$28,057	$22,292	$79,515	$66,346

GAAP general and administrative expense	$33,093	$31,199	$110,387	$86,309
Less:
Stock-based compensation expense	9,609	7,364	29,556	21,805
Employer taxes related to stock-based compensation expense	89	127	637	567
1% Pledge charitable contribution expense	672	1,417	2,532	2,764
Acquisition related expense	459	—	11,882	—
Amortization of intangibles expense	77	101	264	459
Contingent consideration adjustment	—	(86)	—	(223)
Non-GAAP general and administrative expense	$22,187	$22,276	$65,516	$60,937

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

Loss from operations	$(37,545)	$(32,570)	$(116,520)	$(100,600)
Plus:
Stock-based compensation expense	37,622	28,318	107,570	86,418
Employer taxes related to stock-based compensation expense	756	636	3,292	3,193
1% Pledge charitable contribution expense	672	1,417	2,532	2,764
Acquisition related expense	459	—	11,882	—
Amortization of intangibles expense	3,115	101	5,202	459
Contingent consideration adjustment	—	(86)	—	(223)
Non-GAAP income (loss) from operations	$5,079	$(2,184)	$13,958	$(7,989)
GAAP operating margin	(19.7)%	(21.4)%	(21.9)%	(23.2)%
Non-GAAP operating margin	2.7%	(1.4)%	2.6%	(1.8)%

Reconciliation of GAAP to Non-GAAP Net Income	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

Net loss attributable to Braze, Inc.	$(35,998)	$(27,911)	$(99,683)	$(86,551)
Plus:
Stock-based compensation expense	37,622	28,318	107,570	86,418
Employer taxes related to stock-based compensation expense	756	636	3,292	3,193
1% Pledge charitable contribution expense	672	1,417	2,532	2,764
Acquisition related expense	459	—	11,882	—
Amortization of intangibles expense	3,115	101	5,202	459
Contingent consideration adjustment	—	(86)	—	(223)
Non-GAAP net income attributable to Braze, Inc. (1)	$6,626	$2,475	$30,795	$6,060

Non-GAAP net income per share attributable to Braze, Inc. common stockholders, basic	$0.06	$0.02	$0.29	$0.06
Non-GAAP net income per share attributable to Braze, Inc. common stockholders, diluted	$0.06	$0.02	$0.28	$0.06
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, basic	107,627	102,146	107,035	101,714
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, diluted	109,999	106,820	110,311	106,614

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024

Net cash provided by/(used in) operating activities	$20,967	$(11,410)	$52,063	$19,597
Less:
Purchases of property and equipment	(1,942)	(1,923)	(4,768)	(12,147)
Capitalized internal-use software costs	(1,246)	(915)	(3,111)	(3,023)
Non-GAAP free cash flow	$17,779	$(14,248)	$44,184	$4,427

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Steve Ballerini
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.